EXHIBIT 99.1


News Release


Media Contacts:                                               Investor Contact:
Barbara Perlmutter            Jim Fingeroth                   Mike Bischoff
MMC                           Kekst and Company               MMC
(212) 345-5585                (212) 521-4819                  (212) 345-5470


                MMC REPORTS FOURTH QUARTER AND YEAR-END RESULTS

     Risk and Insurance Services Performance Drives Strong Earnings Growth

NEW YORK, NEW YORK, January 29, 2003--Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter and year ended December 31, 2002.

Consolidated revenues in the fourth quarter increased 15 percent to $2.6 billion from the fourth quarter of 2001. Net income grew 117 percent to $312 million, and earnings per share grew 119 percent to $.57. Excluding 2001 special items discussed below, net income grew 9 percent, and earnings per share rose 14 percent.

For the year, consolidated revenues rose 6 percent to $10.4 billion. Net income grew 40 percent to $1.4 billion, and earnings per share increased 44 percent to $2.45. Excluding the 2001 special items, net income grew 12 percent, and earnings per share increased 16 percent.

Jeffrey W. Greenberg, chairman, commented: "We are pleased with our results for 2002. The year presented challenging conditions for each of MMC's businesses. Marsh's professionals served the needs of clients in an environment where risks increased, capacity decreased, insurance rates rose, and terms and conditions were restricted. Putnam managed through a protracted downturn in equity markets, making adjustments to strengthen its operations. Mercer performed well, increasing its revenues and operating income in a difficult environment for the consulting business. Looking to 2003 and beyond, MMC is positioned for future growth."

Mr. Greenberg added: "Throughout the year, we continued to provide support for the families of our 295 colleagues lost on September 11, as well as for employees affected by the terrorist attacks. MMC hosted a commemoration for families this past September and previewed plans for a permanent memorial to be completed this summer. Our lost colleagues remain in our thoughts."

In the fourth quarter, risk and insurance services revenues rose 18 percent to a quarterly record of $1.6 billion, and operating income increased 38 percent to $365 million. Included in fourth quarter revenues is $18 million resulting from an increase in the valuation of an investment in AXIS Capital Holdings held by Trident II, a private equity investment fund. Marsh's underlying revenue growth in the quarter was 16 percent. For the year, revenues of $5.9 billion represented an increase of 15 percent both on a reported and underlying basis. Risk and insurance services operating income increased 31 percent to $1.5 billion in 2002. While some moderation in insurance rate increases is occurring in property lines, the difficult market is expected to continue in 2003, particularly for many liability coverages.

U.S. equity markets in 2002 declined for the third consecutive year--the first such occurrence in 60 years. Moreover, for the first time in 14 years, the mutual fund industry had net redemptions in equity funds. Putnam's average assets under management in the fourth quarter decreased 18 percent to $249 billion from $304 billion last year. Net new sales in the fourth quarter were $400 million and net redemptions during the year were $10.3 billion. Total assets under management on December 31, 2002 were $251 billion, compared with $238 billion on September 30, 2002, and $315 billion at year-end 2001. Fixed income assets grew from $60 billion at the end of 2001 to $67 billion at year-end 2002, and now represent 27 percent of Putnam's assets under management. Although Putnam's fourth quarter revenues increased 15 percent to $469 million from $407 million, underlying revenues declined 22 percent. Excluded from underlying revenues is an impairment charge related to the shares of Bipop Carire of $222 million recorded in the fourth quarter of 2001, and $20 million in the fourth quarter of 2002 related to Fineco, a successor company formed from the reorganization of Bipop Carire. For the year, Putnam's revenues declined 10 percent to $2.2 billion from $2.4 billion, and underlying revenues declined 18 percent. Operating income was $100 million in the fourth quarter of 2002 and $560 million for the year.

Trends in Mercer's revenues improved throughout the year. In the fourth quarter, revenues increased 9 percent to $604 million, and operating income increased 7 percent to $76 million. Underlying revenues rose 5 percent. Annual revenues increased 2 percent to $2.4 billion, with underlying revenues growing 1 percent. Operating income rose 4 percent in 2002 to $326 million. The retirement consulting and administration practices, which represent almost half of Mercer's business, showed consistent growth throughout the year. This growth reflects the increased provision of advice on retirement issues and greater interest by clients in managing retirement programs on a global basis. The health and group benefits, economic, and investment consulting practices each produced double-digit revenue growth in the fourth quarter. Management consulting revenues declined 19 percent for the year, but improved progressively, declining 2 percent in the fourth quarter.

Cash flow from MMC's operations continued to be strong throughout 2002. The company repurchased 24 million shares of common stock for approximately $1.2 billion. MMC paid $590 million in dividends to shareholders. This is the 40th consecutive year that annual dividends paid to shareholders have increased.

MMC adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in 2002 resulting in an increase in earnings per share of approximately $.05 in the fourth quarter of 2002 and $.23 for the year.

Through a combination of the change in goodwill accounting and the geographic mix of MMC's businesses, MMC's effective tax rate decreased from 37.5 percent for 2001 to 35 percent.

MMC is a global professional services firm with annual revenues exceeding $10 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam

Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. Approximately 59,000 employees provide analysis, advice and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.



This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, financial losses and expected insurance recoveries resulting from the September 11, 2001 attack on the World Trade Center in New York City, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services and consulting businesses, the amount of actual insurance recoveries and financial losses from the September 11 attack on the World Trade Center, or other adverse consequences from that incident. Other factors that should be considered in the case of MMC's risk and insurance services business are changes in competitive conditions, movements in premium rate levels, the continuation of difficult conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, the impact of terrorist attacks, natural catastrophes, and mergers between client organizations, including insurance and reinsurance companies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at appropriate levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2001 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results, and the posting of updates of assets under management at Putnam. Monthly updates of assets under management at Putnam will be posted on the first business day following the end of each month, except at the end of March, June, September, and December, when such information will be released with MMC's quarterly earnings announcement. Investors can link to MMC and its operating company websites through www.mmc.com.

                        Marsh & McLennan Companies, Inc.
                       Consolidated Statements of Income
                    (In millions, except per share figures)
                                  (Unaudited)

                                                       Three Months Ended     Twelve Months Ended
                                                          December 31,            December 31,
                                                     ----------------------   --------------------
                                                        2002        2001 (a)    2002       2001 (a)
                                                     ---------    ---------   --------    --------
Revenue:
Risk and Insurance Services                           $  1,567    $  1,328    $  5,910    $  5,152
Investment Management                                      469         407       2,166       2,409
Consulting                                                 604         555       2,364       2,308
                                                      --------    --------    --------    --------
     Total Revenue                                       2,640       2,290      10,440       9,869
                                                      --------    --------    --------    --------

Expense:
Compensation and Benefits                                1,370       1,255       5,199       4,877
Other Operating Expenses                                   760         754       2,967       3,055
Charges Related to September 11 and Special Credits         --           1          --         174
                                                      --------    --------    --------    --------
     Total Expense                                       2,130       2,010       8,166       8,106
                                                      --------    --------    --------    --------

Operating Income                                           510         280       2,274       1,763

Interest Income                                              5           5          19          23

Interest Expense                                           (42)        (42)       (160)       (196)
                                                      --------    --------    --------    --------

Income Before Income Taxes and Minority Interest           473         243       2,133       1,590

Income Taxes                                               158          96         747         599

Minority Interest Expense, Net of Tax                        3           3          21          17
                                                      --------    --------    --------    --------

Net Income                                            $    312    $    144    $  1,365    $    974
                                                      ========    ========    ========    ========

Basic Net Income Per Share                            $   0.58    $   0.26    $   2.52    $   1.77
                                                      ========    ========    ========    ========

Diluted Net Income Per Share                          $   0.57    $   0.26    $   2.45    $   1.70
                                                      ========    ========    ========    ========

Diluted Net Income Per Share
         Excluding Special Items (b)                  $   0.57    $   0.50    $   2.45    $   2.12
                                                      ========    ========    ========    ========

Average Number of
         Shares Outstanding - Basic                        537         549         541         550
                                                      ========    ========    ========    ========

Average Number of
         Shares Outstanding - Diluted                      550         571         557         572
                                                      ========    ========    ========    ========

(a) Prior year amounts have been reclassified to conform with current presentation.

(b) 2001 results exclude an investment valuation charge, charges related to September 11 and special credits.

                        Marsh & McLennan Companies, Inc.
               Supplemental Information - Excluding Special Items
                           (In millions) (Unaudited)

                                                             Three Months Ended     Twelve Months Ended
                                                                 December 31,            December 31,
                                                            --------------------    -------------------
                                                              2002        2001        2002        2001
                                                            --------    --------    -------     -------
Operating Income Including Minority Interest Expense:
Risk and Insurance Services                                 $   365     $   265     $ 1,490     $ 1,139
Investment Management                                           100         190         560         803
Consulting                                                       76          71         326         313
Corporate                                                       (34)        (29)       (123)       (116)
                                                            -------     -------     -------     -------
                                                            $   507     $   497     $ 2,253     $ 2,139
                                                            =======     =======     =======     =======

Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                 $     3     $     3     $    10     $     6
Investment Management                                            --           3          11          14
                                                            -------     -------     -------     -------
                                                            $     3     $     6     $    21     $    20
                                                            =======     =======     =======     =======

Operating Income                                            $   510     $   503     $ 2,274     $ 2,159
Income Before Income Taxes and Minority Interest            $   473     $   466     $ 2,133     $ 1,986
Income Taxes                                                $   158     $   174     $   747     $   744
Net Income                                                  $   312     $   286     $ 1,365     $ 1,222

Segment Operating Margins:
Risk and Insurance Services                                    23.3%       20.0%       25.2%       22.1%
Investment Management                                          21.3%       30.2%       25.9%       30.5%
Consulting                                                     12.6%       12.8%       13.8%       13.6%

Consolidated Operating Margin                                  19.3%       20.0%       21.8%       21.4%
Pretax Margin                                                  17.9%       18.6%       20.4%       19.7%
Effective Tax Rate                                             33.4%       37.5%       35.0%       37.5%

Underlying Change in Revenue:
  (Excludes such items as foreign exchange, acquisitions,
    dispositions and gains/losses on investments)
Risk and Insurance Services (Includes interest
    income on fiduciary funds)                                   16%         11%         15%         10%
Investment Management                                           (22%)       (15%)       (18%)       (19%)
Consulting                                                        5%         (3%)         1%          3%
Consolidated                                                      4%        - %           3%         (1%)

Interest Income on Fiduciary Funds                          $    28     $    30     $   118     $   165

Basic Shares Outstanding at End of Period                       538         549

Potential Minority Interest Associated with the Putnam
Equity Partnership Plan Net of Dividend Equivalent
Expense Related to MMC Common Stock Equivalents             $    --     $     2     $    --     $    10

                        Marsh & McLennan Companies, Inc.
                            Supplemental Information
                                  (Unaudited)

Putnam Assets Under Management (billions)                   Dec. 31,       Sept. 30,      June 30,        March 31,     Dec. 31,
----------------------------------------                        2002            2002          2002             2002         2001
                                                          -----------    ------------    ----------     ------------   ----------
Mutual Funds:
Growth Equity                                                   $ 45            $ 45          $ 58             $ 73         $ 77
Value Equity                                                      40              38            49               55           54
Blend Equity                                                      33              32            40               46           45
Fixed Income                                                      46              46            44               43           43
                                                          -----------    ------------    ----------     ------------   ----------
   Total Mutual Fund Assets                                      164             161           191              217          219
                                                          -----------    ------------    ----------     ------------   ----------

Institutional:
Equity                                                            66              59            74               79           79
Fixed Income                                                      21              18            19               18           17
                                                          -----------    ------------    ----------     ------------   ----------
   Total Institutional Assets                                     87              77            93               97           96
                                                          -----------    ------------    ----------     ------------   ----------
Total Ending Assets                                             $251            $238          $284             $314         $315
                                                          ===========    ============    ==========     ============   ==========

Assets from Non-US Investors                                     $33             $27           $30              $30          $30
                                                          ===========    ============    ==========     ============   ==========

Average Assets Under Management:
      Quarter-To-Date                                           $249            $257          $301             $310         $304
                                                          ===========    ============    ==========     ============   ==========
      Year-To-Date                                              $279            $289          $305             $310         $328
                                                          ===========    ============    ==========     ============   ==========

Net New Sales/(Redemptions) including
 Dividends Reinvested:
      Quarter-To-Date                                        $   0.4         $ (7.1)        $(3.2)           $(0.4)         $3.9
                                                          ===========    ============    ==========     ============   ==========
      Year-To-Date                                           $(10.3)         $(10.7)        $(3.6)           $(0.4)        $11.5
                                                          ===========    ============    ==========     ============   ==========


Categories of mutual fund assets reflect style designations aligned with Putnam's various fund prospectuses. All quarter-end assets conform with the current investment mandate for each product.

MMC Pension Plans
-----------------
In December 2002, MMC contributed $350 million to the funding of its worldwide pension plans. The company is currently conducting its annual pension valuations. The net non-cash impact of the "minimum pension liability" is estimated to be $250 million, which will be reflected in year-end stockholders' equity.

2001 Special Items (in millions)                        Three Months Ended        Twelve Months Ended
-------------------------------                          December 31, 2001         December 31, 2001
                                                        ------------------        -------------------
Valuation charge (Bipop) recorded against revenue             $  222                     $  222
                                                              ======                     ======

Charges Related to September 11                                   14                        187
Special Credits                                                  (13)                       (13)
                                                              ------                     ------
                                                              $    1                     $  174
                                                              ======                     ======

Putnam's strategic investment in the financial services industry in Italy included the publicly traded shares of Bipop Carire. MMC determined the decline in value of this investment was other than temporary and accordingly, wrote down the cost basis of the investment to its market value at December 31, 2001, resulting in a pretax charge of $222 million. This amount was reclassified as a charge against revenues in 2002 to conform with the current year presentation.

In 2001, special credits were recorded to reflect lower than anticipated costs of integrating Johnson & Higgins and Sedgwick, which led to a reduction in Other Liabilities.

There were no special items in 2002. Included in the operating results in the third quarter of 2002 was a write-down of Putnam's investment related to Thomas
H. Lee Equity Fund IV, L.P., partially offset by a contractual payment received from Putnam's Italian joint venture partner. The net impact of these items reduced operating income by approximately $20 million. Also included in the fourth quarter of 2002 is an impairment charge of $20 million related to the shares of Fineco.

                                                                    Page 3 of 3

                                       7